Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

To Tender Shares of Common Stock

of

Independence Holding Company

Pursuant to the Offer to Purchase dated April 24, 2020,

as may be supplemented or amended from time to time (the “Offer to Purchase”)

THE OFFER, PRORATION PERIOD AND WITHDRAWAL RIGHTS WILL EXPIRE AT
5:00 P.M., EASTERN TIME, ON May 21, 2020, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH DATE AND TIME, AS IT MAY BE
EXTENDED, THE “EXPIRATION TIME”)

The depositary for the Offer (as defined below) (the “Depositary”) is:
Broadridge Corporate Issuer Solutions, Inc.

If delivering via UPS, FedEx or Courier:	If delivering via a USPS Service:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS IWS	Attn: BCIS Re-Organization Dept.
51 Mercedes Way	P.O. Box 1317
Edgewood, NY 11717	Brentwood, NY 11717-0693

If you have any questions or need assistance in completing this Letter of Transmittal, please contact D.F. King & Co., Inc., the information agent for the Offer, 48 Wall Street, 22nd Floor, New York, NY 10005, Telephone (for banks and brokers): (212) 269-5550 or (for all others): (877) 864-5057 (toll free).

DELIVERY OF THIS LETTER OF TRANSMITTAL OR OTHER DOCUMENTS TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

If delivery of Shares (as defined below) is to be made by book-entry transfer to an account maintained by Broadridge Corporate Issuer Solutions, Inc., in its capacity as paying agent for the Offer, at The Depository Trust Company (“DTC”) pursuant to the procedures set forth under Section 3 of the Offer to Purchase, you are not also required to submit a written Letter of Transmittal to the Depositary.

Notwithstanding anything contained in the Offer to Purchase, this Letter of Transmittal or any other ancillary documents relating to the Offer, brokers, dealers, banks, trust companies and other nominees (each, a “Custodian”) and DTC participants are not required to, and should not, submit the written Letter of Transmittal to the Depositary or DTC in connection with any tender submitted through DTC’s Automated Tender Offer Program (“ATOP”) system, but need to submit any documentation required for processing through the ATOP system. Notwithstanding anything contained in the Offer to Purchase, this Letter of Transmittal or any other ancillary documents relating to the Offer, Custodians and DTC participants are not required to, and should not, submit the written Notice of Withdrawal in connection with the withdrawal of any tender submitted through DTC’s ATOP system, but need to submit any documentation required for processing through the ATOP system. All tenders and withdrawals through DTC’s ATOP system must be completed in accordance with the terms and conditions of the ATOP system.

Stockholders who cannot deliver their certificates for the Shares to the Depositary by the Expiration Time, comply with the procedure for book-entry transfer by the Expiration Time, or deliver the required documents to the Depositary by the Expiration Time must tender their Shares according to the guaranteed delivery procedures set forth under Section 3 of the Offer to Purchase. See Instruction 2 below.

Prior to tendering Shares, we recommend that you contact your financial advisor.

If your Shares are registered in the name of a Custodian (i.e., held in “street” name), you should contact such Custodian if you desire to tender your Shares and request that they tender your Shares for you. If a Custodian holds your Shares, it may have an earlier deadline than the Expiration Time for accepting the Offer. We urge you to contact the Custodian that holds your Shares to find out its deadline.

Note: Signatures must be provided in the box below labeled
“Important: Sign Here to Tender Your Shares”

If you want to tender your Shares, please read the accompanying instructions carefully.

Ladies and Gentlemen:

The undersigned (“Stockholder” or the “undersigned”) hereby tenders to Independence Holding Company, a Delaware corporation (the “Company”), the number of the undersigned’s shares of common stock of the Company, par value $1.00 per share (the “Shares”), indicated in this letter of transmittal (this “Letter of Transmittal”) at a price of $27.00 per Share (the “Purchase Price”), net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated April 24, 2020 (as may be supplemented or amended from time to time, the “Offer to Purchase”), receipt of which hereby is acknowledged, and in this Letter of Transmittal (which, together with any supplements or amendments, collectively constitute the “Offer”). The Offer will expire at 5:00 P.M., Eastern Time, on May 21, 2020, or such other date to which the Offer may be extended (the “Expiration Time”).

Subject to and effective upon acceptance for payment of, and payment for, the Shares tendered with this Letter of Transmittal in accordance with, and subject to, the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Company, all right, title and interest in and to all the Shares that are being tendered hereby, subject to the “odd lot” and proration provisions of the Offer, and irrevocably constitutes and appoints Broadridge Corporate Issuer Solutions, Inc., in its capacity as the paying agent (the “Paying Agent”), the true and lawful agent and attorney-in-fact of the undersigned, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to the full extent of the undersigned’s rights with respect to such tendered Shares, to (a) transfer ownership of Shares on the account books maintained by The Depository Trust Company (“DTC”) or registered on the stock ledger maintained by the Company’s transfer agent, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Company, (b) present such Shares for cancellation and transfer on the Company’s stock ledger, and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, all in accordance with the terms and subject to the conditions of the Offer.

The undersigned hereby represents and warrants that (a) the undersigned has full power and authority to tender, sell, assign and transfer the tendered Shares and, when the same are accepted for payment, the Company will acquire good title thereto, free and clear of all liens, security interests, restrictions, charges, claims, encumbrances, conditional sales agreements or other similar obligations relating to the sale or transfer of the tendered Shares, and the same will not be subject to any adverse claim or right, and (b) the transfer and assignment contemplated in this Letter of Transmittal are in compliance with all applicable laws and regulations. The undersigned will, on request by Broadridge Corporate Issuer Solutions, Inc., the depositary for the Offer (the “Depositary”), or the Company, execute any additional documents deemed by the Depositary or the Company to be necessary or desirable to complete the sale, assignment and transfer of the tendered Shares, all in accordance with the terms of the Offer.

All authority conferred or agreed to be conferred pursuant to this Letter of Transmittal shall be binding on the successors, assigns, heirs, personal representatives, executors, administrators and other legal representatives of the undersigned and shall not be affected by, and shall survive, the death or incapacity of the undersigned. Except as stated in the Offer to Purchase, this tender is irrevocable.

The undersigned understands that:

1.	The valid tender of Shares pursuant to any of the procedures described in Section 3 of the Offer to Purchase and in the instructions to this Letter of Transmittal constitutes the undersigned’s acceptance of the terms and conditions of the Offer. The Company’s acceptance of the tendered Shares will constitute a binding agreement between the undersigned and the Company on the terms and subject to the conditions of the Offer.

2.	It is a violation of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person’s own account unless at the time of tender and at the Expiration Time such person has a “net long position” in (a) the Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tender to the Company within the period specified in the Offer, or (b) other securities immediately convertible into, exercisable for or exchangeable into Shares (“Equivalent Securities”) that is equal to or greater than the amount tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange or exercise of such Equivalent Securities to the extent required by the terms of the Offer and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to the Company within the period specified in the Offer. Rule 14e-4 of the Exchange Act also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth in this Letter of Transmittal will constitute the tendering stockholder’s representation and warranty to the Company that (i) such stockholder has a “net long position” in Shares or Equivalent Securities equal to or greater than the Shares being tendered within the meaning of Rule 14e-4 of the Exchange Act, and (ii) such tender of Shares complies with Rule 14e-4 of the Exchange Act.

3.	The Company will, upon the terms and subject to the conditions of the Offer, (a) pay the Purchase Price of $27.00 per Share, net to the seller in cash, less any applicable withholding taxes and without interest, and (b) pay for Shares properly tendered and not properly withdrawn from the Offer, taking into account the number of Shares so tendered.

4.	The Company reserves the right, in its sole discretion, to increase or decrease the Purchase Price and to increase or decrease the number of Shares sought in the Offer, subject to applicable law.

5.	All the Shares properly tendered prior to the Expiration Time at the Purchase Price, and not properly withdrawn, will be purchased in the Offer (subject to the “odd lot” and proration provisions if more than 1,000,000 Shares are properly tendered) according to the provisions described in the Offer to Purchase. No fractional Shares will be purchased in the Offer.

6.	If any tendered Shares are not purchased under the Offer or are properly withdrawn before the Expiration Time, or if less than all Shares evidenced by a stockholder's certificates are tendered, we will return certificates for unpurchased Shares promptly after the expiration or termination of the Offer or, if such Shares are tendered by book-entry transfer at DTC, the Shares will be credited to the appropriate account maintained by the tendering stockholder at DTC, in each case without expense to the stockholder. The Letter of Transmittal with respect to such Shares not purchased will be of no force or effect.

7.	Under the circumstances set forth in the Offer to Purchase, the Company expressly reserves the right, in its sole discretion, to terminate the Offer at any time and from time to time, upon the occurrence of any of the events set forth in Section 6 of the Offer to Purchase and to extend the period of time during which the Offer is open and thereby delay acceptance for purchase of, and payment for, any Shares by giving oral or written notice of such extension to the Depositary and making a public announcement thereof. During any such extension, all Shares previously tendered and not properly withdrawn will remain subject to the Offer and to the rights of a tendering stockholder to withdraw such stockholder’s Shares.

8.	The Company has advised the undersigned to consult with the undersigned’s own advisors as to the consequences of tendering Shares pursuant to the Offer.

9.	THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF SHARES BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF THAT JURISDICTION.

10.	IF THE UNDERSIGNED’S TENDERED SHARES ARE ACCEPTED AND THE UNDERSIGNED IS A U.S. HOLDER (AS DEFINED IN SECTION 13 OF THE OFFER TO PURCHASE), THE RECEIPT OF CASH FOR THE UNDERSIGNED’S TENDERED SHARES WILL BE A TAXABLE TRANSACTION FOR U.S. FEDERAL INCOME TAX PURPOSES AND GENERALLY WILL BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES EITHER AS (A) A SALE OR EXCHANGE ELIGIBLE FOR CAPITAL GAIN OR LOSS TREATMENT, OR (B) A DISTRIBUTION TAXABLE AS A DIVIDEND TO THE EXTENT IT IS OUT OF THE COMPANY’S CURRENT OR ACCUMULATED EARNINGS AND PROFITS, AND OTHERWISE ELIGIBLE FOR CAPITAL GAIN TREATMENT TO THE EXTENT IT EXCEEDS OUR CURRENT AND ACCUMULATED EARNINGS AND PROFITS AND THE UNDERSIGNED'S BASIS IN THE UNDERSIGNED'S SHARES. IF THE UNDERSIGNED IS A NON-U.S. HOLDER (AS DEFINED IN SECTION 13 OF THE OFFER TO PURCHASE), THE PAYMENT OF CASH FOR THE UNDERSIGNED’S TENDERED SHARES MAY BE SUBJECT TO U.S. FEDERAL INCOME TAX WITHHOLDING. ADDITIONALLY, IF THE UNDERSIGNED FAILS TO RETURN A DULY EXECUTED FORM W-8 OR W-9 (OR ANY OTHER IRS FORM, AS MAY BE APPLICABLE), THE PAYMENT OF CASH FOR THE UNDERSIGNED’S TENDERED SHARES MAY ALSO BE SUBJECT TO U.S. FEDERAL BACKUP WITHHOLDING TAX. SEE SECTION 13 OF THE OFFER TO PURCHASE. THE COMPANY URGES THE UNDERSIGNED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OFFER TO PURCHASE.

Unless otherwise indicated in the section captioned “Special Payment Instructions,” please issue the check for payment of the Purchase Price in the name(s) of the registered holder(s) appearing under “Name(s) and Address(es) of Registered Holder(s).” Appropriate medallion signature guarantees by an Eligible Institution (as defined in Instruction 1) have been included with respect to Shares for which Special Payment Instructions have been given. The undersigned recognizes that the Company has no obligation pursuant to the “Special Payment Instructions” to transfer any Shares from the name of the registered holder(s) thereof if the Company does not accept for payment any of the Shares.

The undersigned agrees to all of the terms and conditions of the Offer.

INDEPENDENCE HOLDING COMPANY SIGNATURE PAGES TO LETTER OF TRANSMITTAL To Tender Shares of Common Stock

Name(s) and Address(es) of Registered Holder(s)

1 IMPORTANT:	Number of Shares Tendered (See Instruction 6)
If the number of Shares tendered exceeds the number of Shares you own, there is no valid tender of Shares.	The undersigned hereby tenders the number of Shares at the price indicated below. Note: You may tender all or a portion of your Shares by specifying the number of your Shares that you wish to tender.
IMPORTANT: Only whole numbers of Shares may be tendered. Any fractional Shares will be disregarded and only Shares rounded down to the nearest whole Share will be accepted for tender.	Price at Which Shares are Tendered: $27.00 per Share		Number of Whole Shares Tendered
	Check here to tender ALL Shares	☐	ALL

	Check here to tender less than ALL Shares and write number of Shares tendered on the line to the right	☐
(cannot exceed the total number of Shares you own)

2 IMPORTANT: Complete this section only if (a) tendered Shares are being delivered by book-entry transfer or (b) Notice of Guaranteed Delivery has previously been delivered.

Additional Information Regarding Tendered Shares (See Instruction 2)

☐   Check here if tendered Shares are being delivered by book-entry transfer and complete the following:

 Name of Tendering Institution

 Account Number

 Transaction Code Number

IMPORTANT: Signatures(s) must be provided below. Please read the instructions set forth in this Letter of Transmittal carefully.

☐    Check here if tendered Shares are being delivered pursuant to the guaranteed delivery procedures outlined in Section 3 of the Offer to Purchase and complete the following:

Note: If you previously sent a Notice of Guaranteed Delivery, please enclose a photocopy of that notice.

Name(s) of Registered Holder(s)
Date of Execution of Notice of Guaranteed Delivery
Account Number

3 IMPORTANT:	Odd Lots
Complete this section only if you hold in the aggregate less than 100 Shares. This preference is not available to partial tenders.

As described in Section 1 of the Offer to Purchase, under certain conditions, stockholders holding fewer than 100 Shares may have their Shares accepted for payment before any proration of other tendered Shares. This preference is not available to partial tenders, or to beneficial or record holders of an aggregate of 100 or more Shares, even if these holders have separate accounts or certificates representing fewer than 100 Shares. Accordingly, this section is to be completed only if Shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 Shares. The undersigned either (check one box):

☐ is the beneficial or record owner of an aggregate of fewer than 100 Shares, all of which are being tendered; or

☐ is a broker, dealer, commercial bank, trust company or other nominee that (a) is tendering for the beneficial owner(s), Shares with respect to which it is the record holder and (b) believes, based upon representations made to it by the beneficial owner(s), that each such person is the beneficial owner of an aggregate of fewer than 100 Shares and is tendering all of such Shares

4 IMPORTANT:	Special Payment Instructions (See instruction 10)
This section is optional. However, a medallion signature guarantee will be required for all stockholders who complete this section.

Note: To be completed ONLY if the check for the Purchase Price of Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) is to be issued in the name of someone other than the undersigned.

Mail Check to:

Name (Please print)
Mailing Address
	City	State	Zip
Social Security Number (or) Taxpayer Identification Number

5 IMPORTANT:	Sign Here to Tender Your Shares (See Instruction 8)
Must be signed by registered holder(s) exactly as name(s) appear(s) on the stock ledger maintained by the Company's transfer agent.	The undersigned stockholder (or authorized person signing on behalf of the registered stockholder) hereby tenders the number of Shares specified above pursuant to the terms of the Offer. The undersigned hereby certifies, under penalties of perjury, that the information, representations and warranties contained in this Letter of Transmittal of which these signature pages are a part and any other forms related to the Offer, which have been duly completed by the undersigned, are true and correct as of the date hereof.
	Signature	Date (mm/dd/yyyy)
Name (Please print)
Capacity (full title)
Mailing Address
City, State, Zip
Daytime Phone # ( )
Social Security Number or Taxpayer Identification Number

	Signature (if applicable)	Date (mm/dd/yyyy)
Name (Please print)
Capacity (full title)
Mailing Address
City, State, Zip
Daytime Phone # ( )
Social Security Number or Taxpayer Identification Number
IF YOUR TENDERED SHARES ARE ACCEPTED AND YOU ARE A U.S. HOLDER (AS DEFINED IN SECTION 13 OF THE OFFER TO PURCHASE), THE RECEIPT OF CASH FOR YOUR TENDERED SHARES WILL BE A TAXABLE TRANSACTION FOR U.S. FEDERAL INCOME TAX PURPOSES AND GENERALLY WILL BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES EITHER AS (A) A SALE OR EXCHANGE ELIGIBLE FOR CAPITAL GAIN OR LOSS TREATMENT, OR (B) A DISTRIBUTION TAXABLE AS A DIVIDEND TO THE EXTENT IT IS OUT OF THE COMPANY'S CURRENT OR ACCUMULATED EARNINGS AND PROFITS, AND OTHERWISE ELIGIBLE FOR CAPITAL GAIN TREATMENT TO THE EXTENT IT EXCEEDS THE COMPANY'S CURRENT AND ACCUMULATED EARNINGS AND PROFITS AND YOUR BASIS IN YOUR SHARES. IF YOU ARE A NON-U.S. HOLDER (AS DEFINED IN SECTION 13 OF THE OFFER TO PURCHASE), THE PAYMENT OF CASH FOR YOUR TENDERED SHARES MAY BE SUBJECT TO U.S. FEDERAL INCOME TAX WITHHOLDING. ADDITIONALLY, IF THE UNDERSIGNED FAILS TO RETURN A DULY EXECUTED FORM W-8 OR W-9 (OR ANY OTHER IRS FORM, AS MAY BE APPLICABLE), THE PAYMENT OF CASH FOR THE UNDERSIGNED’S TENDERED SHARES MAY ALSO BE SUBJECT TO U.S. FEDERAL BACKUP WITHHOLDING TAX. SEE SECTION 13 OF THE OFFER TO PURCHASE. THE COMPANY URGES YOU TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OFFER.

6 IMPORTANT: See Instruction 1 to determine whether your signature must be medallion guaranteed by an eligible guarantor institution. IMPORTANT: A notarization by a notary public is not acceptable.	Signature(s) Guarantee (See Instructions 1 and 10) FOR USE BY FINANCIAL INSTITUTION ONLY. PLACE MEDALLION GUARANTEE IN SPACE BELOW.

INSTRUCTIONS
to
LETTER OF TRANSMITTAL

INDEPENDENCE HOLDING COMPANY
Forming Part of Terms and Conditions of the Offer

1.	Guarantee of Signatures. No signature guarantee is required if (a) the Letter of Transmittal is signed by the registered holder(s) of the Shares and the registered holder(s) has not completed the box captioned “Special Payment Instructions” (Section 4 of the Letter of Transmittal); or (b) such Shares are tendered for the account of a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company (not a savings bank or savings and loan association) having an office, branch or agency in the United States which is a participant in an approval Signature Guarantee Medallion Program (each, an “Eligible Institution”). If you have any questions regarding the need for a signature guarantee, please call D.F. King & Co., Inc., the information agent for the Offer (“Information Agent”), 48 Wall Street, 22nd Floor, New York, NY 10005, Telephone (for banks and brokers): (212) 269-5550 or (for all others): (877) 864-5057 (toll free).

2.	Requirements of Tender. If your Shares are registered in your name (i.e., if you are an individual who is the record and beneficial owner of the Shares), you may tender your Shares under this Offer by delivering (by regular mail or overnight courier) a properly completed and duly executed Letter of Transmittal, together with any required signature guarantees, and any other required documents to the Depositary, which must be received by the Depositary at its address set forth on the back cover of the Offer to Purchase before the Expiration Time.

If you are a broker, dealer, commercial bank, trust company or other nominee (each, a “Custodian”) tendering Shares on behalf of your client or an institution participating in DTC, tender your Shares pursuant to the procedures for book-entry transfer described in Section 3 of the Offer to Purchase. In order for Shares to be validly tendered Shares, you must (a) deliver (by regular mail or overnight courier) a properly completed and duly executed Letter of Transmittal to the Depositary, together with any required signature guarantees, and any other required documents on or prior to the Expiration Time or (b) tender the applicable Shares electronically through DTC’s Automated Tender Offer Program (“ATOP”) into the Paying Agent’s account at DTC by book-entry transfer, subject to the terms and procedures of that system, on or prior to Expiration Time.

Stockholders who cannot deliver their certificates for the Shares to the Depositary by the Expiration Time, complete the procedures for book-entry transfer prior to the Expiration Time, or whose other required documents cannot be delivered to the Depositary by the Expiration Time, may tender their Shares by properly completing and duly executing the Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase. Pursuant to those procedures, Shares may be tendered if the following conditions are met: (a) the tender is made by or through an Eligible Institution; (b) a properly completed and duly executed Notice of Guaranteed Delivery in the form we have provided with this Offer to Purchase is received (by regular mail or overnight courier) by the Depositary prior to the Expiration Time; and (c) within two business days after the date of receipt by the Depositary of the Notice of Guaranteed Delivery, the Depositary receives a properly completed and duly executed Letter of Transmittal, and any required signature guarantees and other documents required by the Letter of Transmittal or, if you are tendering Shares through DTC’s ATOP procedures, the Paying Agent receives confirmation of book-entry transfer of the Shares into the Paying Agent’s account at DTC.

A Notice of Guaranteed Delivery must be delivered to the Depositary by regular mail or overnight courier before the Expiration Time and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

THE METHOD OF DELIVERY OF THE LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, INCLUDING DELIVERY THROUGH DTC, IS AT THE SOLE COST, ELECTION AND RISK OF THE TENDERING STOCKHOLDER. THE LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE DEPOSITARY OR, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION TO THE PAYING AGENT. IF YOU ELECT TO DELIVER BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

No fractional Shares will be purchased in the Offer. All tendering stockholders, by execution of this Letter of Transmittal, waive any right to receive any notice of the acceptance for payment of their Shares.

3.	Withdrawal of Tender. Tenders of Shares made pursuant to the Offer may be withdrawn at any time prior to the Expiration Time. If the Company extends the Offer, tendered Shares may be withdrawn at any time until the extended Expiration Time. In addition, unless we have already accepted tendered Shares for payment, a stockholder may withdraw such stockholder’s tendered Shares at any time after 5:00 p.m., Eastern Time, on June 19, 2020 (40 business days following the date of this Offer to Purchase).

If your Shares are registered in your name (i.e., if you are an individual who is the record and beneficial owner of the Shares), for a withdrawal to be effective, the Depositary must receive (by regular mail or overnight courier), prior to the Expiration Time, a properly completed and duly executed Notice of Withdrawal of Tender for Individual Investors at the Depositary’s address set forth on the back cover page of the Offer to Purchase.

If you are a Custodian tendering Shares on behalf of your client or an institution participating in DTC who has tendered Shares under the procedure for book-entry transfer set forth in Section 3 of the Offer to Purchase, for a withdrawal to be effective, (a) if you tendered Shares through DTC’s ATOP procedures, you must comply with DTC’s procedures for withdrawal of tenders or (b) if you tendered Shares by delivering a written Letter of Transmittal, the Depositary must receive (by regular mail or overnight courier), prior to the Expiration Time, a properly completed and duly executed Notice of Withdrawal of Tender for Brokers, Dealers, Banks, Trust Companies, other Nominees and DTC Participants at the Depositary’s address set forth on the back cover page of the Offer to Purchase.

If you tendered your Shares using more than one Letter of Transmittal, you may withdraw Shares using either separate Notices of Withdrawal or a combined Notice of Withdrawal. Withdrawals may not be rescinded and any Shares withdrawn will not be properly tendered for purposes of the Offer unless the withdrawn Shares are properly re-tendered prior to the Expiration Time by following the procedures described above.

4.	Inadequate Space. If the space provided in this Letter of Transmittal is inadequate, additional information may be provided on a separate signed schedule.

5.	Partial Tenders. A stockholder may tender any or all of his, her or its shares of the Company's common stock in whole or in part; however, no fractional Shares will be purchased in the Offer.

6.	Number of Shares Tendered. If you want to tender Shares under the Offer by delivering a Letter of Transmittal, you must complete Section 1 of the Letter of Transmittal entitled “Number of Shares Tendered,” indicating the number of whole Shares you own that you wish to tender.

Stockholders may tender all or a portion of their shares of the Company's common stock at the Purchase Price; however, no fractional Shares will be purchased in the Offer.

Only Shares properly tendered at the Purchase Price, and not properly withdrawn, will be purchased. Each stockholder whose Shares are purchased in the Offer will receive the Purchase Price (net to the seller in cash, less any applicable withholding taxes and without interest). Stockholders may not tender the same Shares more than once unless re-tendering withdrawn shares as set forth in Section 4 of the Offer to Purchase and may not tender the Shares at any price other than the Purchase Price.

7.	Odd Lots. As described in Section 1 of the Offer to Purchase, if the Company is to purchase fewer than all Shares properly tendered before the Expiration Time and not properly withdrawn, the Shares purchased first will consist of all Odd Lots of less than 100 Shares from shareholders who properly tender all of their Shares who do not properly withdraw them before the Expiration Time (tenders of less than all of the Shares owned, beneficially or of record, by such Odd Lot Holder will not qualify for this preference). This preference will not be available unless the section captioned “Odd Lots” in this Letter of Transmittal is completed.

8.	Signatures on Letter of Transmittal. If this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered hereby, the signature(s) must correspond exactly with the name(s) as shown on the stock ledger of the Company maintained by the transfer agent without any change or alteration whatsoever.

If any of the Shares tendered hereby are owned of record by two or more joint owners, all such persons must sign this Letter of Transmittal.

If the Letter of Transmittal is signed by trustees, executors, administrators, guardians, attorneys-in-fact, agents, officers of corporations, or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and proper evidence satisfactory to the Depositary of their authority so to act must be submitted.

If your Shares are registered in the name of a Custodian, you should contact them if you desire to tender your Shares and request that they tender your Shares for you.

9.	Stock Transfer Taxes. The Company will pay all stock transfer taxes, if any, payable on the transfer to it of Shares purchased pursuant to the Offer. If, however, payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Shares are to be registered in the name of, any person other than the registered holder, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person will be deducted from the Purchase Price unless satisfactory evidence of the payment of the stock transfer taxes, or exemption from payment of the stock transfer taxes, is submitted with the Letter of Transmittal.

10.	Special Payment Instructions. If payment is to be made to a person other than the person executing the Letter of Transmittal, the box captioned “Special Payment Instructions” (Section 4 of the Letter of Transmittal) must be completed and signatures must be guaranteed by an Eligible Institution. See Instructions 1 and 8.

11.	Waiver of Conditions; Irregularities. The Company expressly reserves the absolute right, in its sole discretion, to waive any of the specified conditions of the Offer, in whole or in part, in the case of any Shares tendered.

12.	Requests for Assistance and Additional Copies. Questions or requests for assistance may be directed to, and copies of the Offer to Purchase and Letter of Transmittal may be obtained from, D.F. King & Co., Inc., the Information Agent, 48 Wall Street, 22nd Floor, New York, NY 10005, Telephone (for banks and brokers): (212) 269-5550 or (for all others): (877) 864-5057 (toll free).

13.	U.S. Federal Backup Withholding Tax. Under the U.S. federal income tax laws, payments of cash pursuant to this Offer to Purchase to a U.S. Holder (as defined in Section 13 of the Offer to Purchase) may be subject to “backup withholding tax” at the applicable statutory rate (currently 24%), unless such U.S. Holder provides the Paying Agent with such U.S. Holder's correct taxpayer identification number (“TIN”) on the Internal Revenue Service (“IRS”) Form W-9 included with this Letter of Transmittal, certifies under penalties of perjury that such TIN is correct and provides certain other certifications before payment is made, or such U.S. Holder otherwise establishes to the satisfaction of the Paying Agent that such U.S. Holder is not subject to backup withholding. If a U.S. Holder does not provide such U.S. Holder’s correct TIN or fails to provide the required certifications, the IRS may impose a penalty on such U.S. Holder. Non-U.S. Holders (as defined in Section 13 of the Offer to Purchase) should provide the Paying Agent with the appropriate properly completed and executed IRS Form W-8 (instead of an IRS Form W-9) in order to avoid backup withholding.

A tendering stockholder is required to give the Paying Agent the TIN of the record owner of the Shares being tendered. If the Shares are held in more than one name or are not in the name of the actual owner, consult the instructions to the enclosed IRS Form W-9 for additional guidance on which number to report.

If a shareholder has not been issued a TIN and has applied for one or intends to apply for one in the near future, such shareholder should write “Applied For” in the space provided for the TIN in Part I of the IRS Form W-9, and sign and date the IRS Form W-9. Writing “Applied For” means that a shareholder has already applied for a TIN or that such shareholder intends to apply for one soon. Notwithstanding that the shareholder has written “Applied For” in Part I, the Paying Agent will withhold the applicable statutory rate (currently 24%) on all payments made prior to the time a properly certified TIN is provided to the Depositary.

The IRS Form W-9 included with this Letter of Transmittal, or the applicable IRS Form W-8, along with the other documentation is required to be provided pursuant to this Letter of Transmittal. You can obtain the applicable IRS Form W-8 from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676). Any IRS Form W-9 or IRS Form W-8 provided to us will be provided by us to the Paying Agent, as necessary, in order to minimize or eliminate withholding on payments made pursuant to this Offer to Purchase.

Backup withholding is not an additional tax. Taxpayers may use amounts withheld as a credit against their U.S. federal income tax liability and may claim a refund if they timely provide certain required information to the IRS.

Stockholders are strongly encouraged to consult their own tax advisors regarding the application of backup withholding in their particular circumstances, the availability of, and procedure for obtaining, an exemption from backup withholding under current Treasury Regulations, and whether their circumstances dictate that they to provide us with an IRS Form W-9 or applicable IRS Form W-8.

14.	U.S. Federal Income Tax Withholding on Payments to Non-U.S. Holders. Non-U.S. Holders (as defined in Section 13 of the Offer to Purchase) may be subject to withholding of U.S. federal income tax at a 30% rate on payments received pursuant to this Offer to Purchase. As described in Section 13 of the Offer to Purchase, sale of Shares pursuant to the Offer may qualify for sale or exchange treatment or may constitute a taxable dividend, depending on a particular stockholder’s facts and circumstances. Under applicable U.S. federal income tax laws, subject to an alternative procedure described below, the Paying Agent generally is required to treat payments made to a Non-U.S. Holder pursuant to this Offer to Purchase as taxable dividends if the proper U.S. federal income tax characterization of such payments is uncertain. In such case, the Paying Agent would withhold 30% of gross proceeds payable to a Non-U.S. Holder unless the Non-U.S. Holder has provided the Paying Agent before payment is made with (a) a properly completed and executed applicable IRS Form W-8BEN (or other applicable Form W-8) certifying that it is entitled to a reduced rate of withholding under an applicable tax treaty, (b) a properly completed and executed IRS Form W-8ECI certifying that it is exempt from withholding because the payment is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States or (c) any other applicable IRS Form W-8 properly completed and executed. A Non-U.S. Holder may be eligible to obtain a refund of all or a portion of any tax withheld if the Non-U.S. Holder meets the “complete termination,” “substantially disproportionate” or “not essentially equivalent to a dividend” tests described in Section 13 of the Offer to Purchase that would characterize the exchange as a sale (as opposed to a dividend) with respect to which the Non-U.S. Holder is not subject to tax or is otherwise able to establish that no tax or a reduced amount of tax is due. Backup withholding generally will not apply to amounts subject to the 30% or treaty-reduced rate of withholding. A Non-U.S. Holder that qualifies for an exemption from withholding by delivering IRS Form W-8ECI certifying that the payment is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States generally will be required to file a U.S. federal income tax return and generally will be subject to U.S. federal income tax on income derived from the sale of Shares pursuant to this Offer in the manner and to the extent described in Section 13 of the Offer to Purchase as if it were a U.S. Holder. Additionally, in the case of a foreign corporation, such income may be subject to the branch profits tax at a rate of 30% (or a lower rate specified in an applicable tax treaty). The Paying Agent will determine a stockholder’s status as a Non-U.S. Holder and eligibility for a reduced rate of, or exemption from, withholding by reference to any outstanding, valid certificates or statements concerning eligibility for a reduced rate of, or exemption from, withholding (e.g., IRS Form W-8BEN, IRS Form W-8ECI or other applicable form) unless facts and circumstances indicate that reliance is not warranted.

The Paying Agent may send Non-U.S. Holders a questionnaire that will assist the Paying Agent to determine whether payments to you pursuant to this Offer to Purchase should be treated as dividends that are subject to withholding, or payments in exchange for Shares, that generally should not be subject to withholding if you provide an appropriate IRS Form W-8. Under IRS proposed regulations, in the case of payments in redemption of publicly traded stock, a U.S. financial institution acting as an intermediary with respect to such payments may request certification from the Non-U.S. Holders of whether the payments should be treated as dividends or payments in exchange for stock for U.S. federal income tax purposes. If a Non-U.S. Holder timely certifies within 60 days that the payment is a payment in exchange for stock, following receipt of such certification, the Paying Agent generally will pay to such Non-U.S. Holder the full amount of the payment without any U.S. federal withholding tax.

Non-U.S. Holders should provide the applicable properly completed and executed IRS Form W-8 along with the other documentation required to be provided pursuant to the Letter of Transmittal. The applicable IRS Form W-8 can be obtained from the IRS by visiting www.irs.gov or by calling 1-800-TAX-FORM (1-800-829-3676). Any IRS Form W-8 provided to us will be provided by us to the Paying Agent, as necessary, in order to minimize or eliminate withholding on payments made pursuant to this Offer to Purchase.

SUBJECT TO THE EXCEPTION DESCRIBED ABOVE, NON-U.S. HOLDERS MAY BE SUBJECT TO U.S. FEDERAL INCOME TAX WITHHOLDING AT A 30% RATE ON THE SALE OF SHARES PURSUANT TO THIS OFFER, EVEN IF NO SUCH WITHHOLDING TAX WOULD APPLY IF THOSE SAME SHARES WERE SOLD ON THE OPEN MARKET.

Non-U.S. Holders are strongly encouraged to consult their own tax advisors regarding the application of U.S. federal income tax withholding rules, eligibility for a reduction of or an exemption from withholding tax, the refund procedures, and based on their circumstances which applicable IRS Form W-8 they should provide to us.

15.	Validity of the Letter of Transmittal. The Company will determine, in its sole discretion, all questions as to the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Shares, though the Company’s determination may be challenged by the applicable stockholder(s), and only determinations by a court of competent jurisdiction shall be final and binding. The Company reserves the absolute right to reject any or all tenders of Shares that it determines not to be in proper form, or the acceptance for payment of or payment for which may, in the opinion of its counsel, be unlawful. The Company also reserves the absolute right to waive any defect or irregularity in any tender of Shares. None of the Company, the Paying Agent, the Depositary, the Information Agent or any other person will be under any duty to give notification of any defect or irregularity in tenders or waiver of any such defect or irregularity or incur any liability for failure to give any such notification.

Questions and requests for assistance may be directed to the Information Agent at the addresses and telephone numbers listed below. If you require additional copies of the Offer to Purchase, the Letter of Transmittal, the Notice of Guaranteed Delivery, the Notice of Withdrawal or other Offer documents, you should contact the Information Agent, who will promptly furnish to stockholders additional copies of these materials at our expense. You may also contact your own broker, dealer, commercial bank, trust company or other nominee for assistance concerning this Offer.

The Depositary and Paying Agent for the Offer is:

Broadridge Corporate Issuer Solutions, Inc.

If delivering via UPS, FedEx or Courier:	If delivering via a USPS Service:
Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS IWS	Attn: BCIS Re-Organization Dept.
51 Mercedes Way,	P.O. Box 1317
Edgewood, NY 11717	Brentwood, NY 11717-0693

The Information Agent for the Offer is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, NY 10005

For banks and brokers: (212) 269-5550

For all others: (877) 864-5057 (toll free)

Email: ihc@dfking.com